Exhibit 99.1
                                  ------------

FOR IMMEDIATE RELEASE                   For More Information Contact:
                                        Dena M. Hall
                                        Assistant Vice President
                                        (413) 787-1700



        UNITED FINANCIAL BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS
        ----------------------------------------------------------------

WEST SPRINGFIELD, MA--July 28, 2005--United Financial Bancorp, Inc. (the "Company") (NASDAQ:UBNK), the holding company for United Bank (the "Bank"), reported that net income grew to $1.6 million, an increase of 19.2%, for the three months ended June 30, 2005 compared to net income of $1.3 million for the same quarter last year. The increase primarily resulted from growth in net interest income and non-interest income, partially offset by a higher provision for loan losses and higher non-interest expense.

Total assets increased $180.7 million, or 23.4%, to $952.7 million at June 30, 2005 from $772.0 million at December 31, 2004. The increase reflected growth of $58.5 million in securities available for sale and $96.4 million in cash received for stock subscriptions in the Company's recent initial public offering which was invested in short term deposits. Total net loans increased to $588.1 million from $569.2 million at December 31, 2004, fueled largely by increases in residential mortgage loans, reflecting continued demand for these products and solid loan origination activity. The growth in assets was funded by $116.5 million in subscriptions for the initial public offering, a $41.3 million increase in deposits and a $16.9 million increase in Federal Home Loan Bank advances.

"United Financial Bancorp, Inc. had an exciting second quarter as we completed our initial public offering and prepared for shares of UBNK stock to begin trading on the NASDAQ National Market," said Richard B. Collins, President and Chief Executive Officer. "We are pleased to announce solid second quarter results fueled by strong loan and deposit growth as well as a modest increase in fee income. With the stock offering behind us, we can now focus all of our efforts on growing our franchise. We remain committed to serving the needs of our customers and enhancing shareholder value." he said.

Financial Highlights Include:

     o Net loan growth was driven primarily by one-to-four family residential mortgage loans which increased $22.3 million, or 6.7%, to $353.1 million at June 30, 2005 compared to $330.8 million at December 31, 2004.

     o Asset quality remained strong with delinquencies at .87% of total loans and non-performing loans at .30% of total assets at June 30, 2005 compared to .98% and .32% respectively at June 30, 2004.

     o At June 30, 2005 the allowance for loan losses to total loans was 1.05% and the allowance for loan losses to non-performing loans was 216%. The provision for loan losses increased $879,000, or 16.5%, from the quarter ended June 30, 2004 due to an increase in the portfolio of commercial real estate loans and commercial and industrial loans, and higher adversely classified loans and non-performing loans at June 30, 2005 as compared to June 30, 2004.

     o    Deposits  increased  to  $655.0  million.   Core  deposit  growth  was
          approximately 5.9% for the six months ended June 30, 2005, due to our continued emphasis on lower-cost core deposit balances.

     o Net interest income before provision for loan losses increased $599,000, or 10.0%, to $6.6 million for the three months ended June 30, 2005 compared to the three months ended June 30, 2004. The increase reflected a $76.0 million, or 10.5%, increase in the average balance of total interest earning assets to $802.9 million for the three months ended June 30, 2005, which more than offset a 13 basis point decrease in our interest rate spread to 2.87% from 3.00%. For the six months ended June 30, 2005, our interest rate spread decreased to 2.95% from 3.05% for the comparable period of 2004.

     o Non-interest income increased $88,000, or 7.5%, to $1.3 million for the three months ended June 30, 2005 compared to the same period last year reflecting modest growth in fee income.

     o Non-interest expense increased 2.0% to $4.9 million for the three months ended June 30, 2005 from $4.8 million for the prior year period. The increase reflected salary and employee benefits increases as well as increased staffing. Non-interest expense in 2004 included expenses related to the conversion of United Bank to a federal charter.

United Financial Bancorp, Inc. is a publicly owned corporation and the holding company for United Bank, a federally chartered bank headquartered at 95 Elm Street, West Springfield, MA 01090. The Company's common stock is traded on the NASDAQ National Market under the symbol UBNK. United Bank provides an array of financial products and services through its 11 branch offices located throughout Western Massachusetts. Through its Financial Services Group, the Bank offers access to a wide range of investment and insurance products and services, as well as financial, estate and retirement planning. For more information regarding the Bank's products and services and for United Financial Bancorp, Inc. investor relations information please visit www.bankatunited.com.

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area, competition, and other risks detailed from time to time in the Company's SEC reports. Actual strategies and results in future periods may differ materially from those currently expected. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

     Attached are consolidated balance sheets and consolidated statements of operations.

                  UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF CONDITION (unaudited)
                             (Dollars in Thousands)

--------------------------------------------------------------------------------

                                                                                   June 30,        December 31,
                                                                                     2005              2004
                                                                                --------------    --------------
ASSETS

Cash and due from banks....................................................     $       15,687    $       15,772
Interest bearing deposits..................................................            103,625             7,180
Liquidity and cash funds...................................................              4,223               281
                                                                                --------------    --------------
      Total cash and cash equivalents......................................            123,535            23,233

Securities available for sale, at market value.............................            210,859           152,329
Securities to be held to maturity, at amortized cost  (fair value $3,379
   in 2005 and $2,498 in 2004).............................................              3,380             2,498
Loans, net of allowance for loan losses of  $6,214  in 2005 and $5,750
   in 2004.................................................................            588,104           569,243
Banking premises and equipment, net........................................              7,710             7,671
Accrued interest receivable................................................              3,455             2,862
Deferred tax asset.........................................................              1,587             1,551
Stock in the Federal Home Loan Bank of Boston..............................              6,175             6,021
Bank-owned life insurance..................................................              5,867             5,705
Other assets...............................................................              2,015               895
                                                                                --------------    --------------

      TOTAL ASSETS.........................................................     $      952,687    $      772,008
                                                                                ==============    ==============
LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
Deposits:
  Interest bearing.........................................................     $      565,818    $      527,426
  Non-interest bearing.....................................................             89,167            86,246
                                                                                --------------    --------------
      Total deposits.......................................................            654,985           613,672
  Federal Home Loan Bank of Boston advances................................            103,630            86,694
  Subscriptions payable....................................................            116,547                --
  Repurchase agreements....................................................              7,970             4,317
  Escrow funds held for borrowers..........................................                924               954
  Accrued expenses and other liabilities...................................              3,748             4,116
                                                                                --------------    --------------
      Total liabilities....................................................            887,804           709,753

  Commitments and contingencies............................................

Stockholder's equity:
  Preferred stock, par value $0.01 per share, authorized 5,000,000 shares;
    none issued............................................................                 --                --
  Common stock, par value $0.01 per share, authorized 60,000,000 shares;
    100 shares issued in 2004 and 2005.....................................                 --                --
  Paid-in capital..........................................................                 --                --
  Retained earnings........................................................             65,632            62,667
  Accumulated other comprehensive loss.....................................               (749)             (412)
                                                                                --------------    --------------
      Total stockholder's equity...........................................             64,883            62,255
                                                                                --------------    --------------

      TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY...........................     $      952,687    $      772,008
                                                                                ==============    ==============

                  UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
                             (Dollars in Thousands)

--------------------------------------------------------------------------------


                                                                     Three Months Ended             Six Months Ended
                                                                          June 30,                      June 30,
                                                                     2005          2004            2005          2004
                                                                 ------------  ------------    ------------  ------------
Interest and dividend income:
  Loans......................................................    $      8,418  $      7,197    $     16,525  $     14,273
  Investment interest and dividends..........................           1,859         1,473           3,387         3,314
  Other interest-earning assets..............................             115           239             256           280
                                                                 ------------  ------------    ------------  ------------
     Total interest and dividend income......................          10,392         8,909          20,168        17,867

Interest expense:
  Interest on deposits.......................................           2,901         2,194           5,481         4,430
  Interest on short-term borrowings..........................             228            75             322           154
  Interest on long-term debt.................................             690           666           1,385         1,285
                                                                 ------------  ------------    ------------  ------------
     Total interest expense..................................           3,819         2,935           7,188         5,869
                                                                 ------------  ------------    ------------  ------------

     Net interest income before provision for loan losses....           6,573         5,974          12,980        11,998

Provision for loan losses....................................             275           113             550           225
                                                                 ------------  ------------    ------------  ------------

     Net interest income after provision for loan losses.....           6,298         5,861          12,430        11,773

Non-interest income:
  Fee income on depositors' accounts.........................           1,005           889           1,908         1,677
  Gain on sale of loans......................................              --             1              --            10
  Net gain on sale of securities.............................              --             2              --           112
  Income from bank-owned life insurance......................              81            75             162           150
  Other income ..............................................             175           206             357           372
                                                                 ------------  ------------    ------------  ------------
     Total non-interest income...............................           1,261         1,173           2,427         2,321
                                                                 ------------  ------------    ------------  ------------

Non-interest expense:
  Salaries and employee benefits.............................           2,346         1,991           5,101         4,536
  Occupancy expense..........................................             399           437             739           848
  Advertising expenses.......................................             335           394             680           618
  Data processing expenses...................................             645           645           1,391         1,262
  Professional fees..........................................             108            50             219           143
  Other expenses.............................................           1,064         1,282           1,796         2,361
                                                                 ------------  ------------    ------------  ------------
     Total non-interest expense..............................           4,897         4,799           9,926         9,768
                                                                 ------------  ------------    ------------  ------------

     Income before income taxes..............................           2,662         2,235           4,931         4,326

Income tax expense...........................................           1,063           893           1,966         1,723
                                                                 ------------  ------------    ------------  ------------

     NET INCOME..............................................    $      1,599  $      1,342    $      2,965  $      2,603
                                                                 ============  ============    ============  ============